Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of August 31, 2005, by and between HARBIN ELECTRIC, INC., a Nevada corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are, individually, referred to herein as a “Purchaser” and, collectively, as the “Purchasers”.

WHEREAS, the Company has agreed, on the terms and subject to the conditions set forth in the Common Stock Purchase Agreement of even date herewith (the “Common Stock Purchase Agreement”), to issue and sell to each Purchaser shares of the Company’s Common Stock (the “Shares”); and

WHEREAS, in order to induce each Purchaser to enter into the Common Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Common Stock Purchase Agreement.

In consideration of each Purchaser entering into the Common Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

(a)  “Effective Date” means the date on which the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “Commission”);

(b)  “Holder” means any person owning or having the right to acquire Shares;

(c)  “Filing Deadline” means the 90th day following the Closing Date;

(d)  “Register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or statements in compliance with the
Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission;

(e)  “Registration Period” has the meaning set forth in paragraph 2(c) below; and

(f)  “Registration Statement” means the Registration Statement relating to resales of the Shares.

2.	REGISTRATION.

(a)  Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form SB-2 or other applicable form covering the resale of the Shares.

(b)  Effectiveness. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and, if the Company learns that no review of a Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, shall submit to the Commission a request for acceleration of the effectiveness of the Registration Statement. Subject to the provisions of Section 4, the Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Shares have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Shares remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Holder) may be immediately sold to the public without registration (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the “Registration Period”).

3.	PIGGYBACK REGISTRATION.

If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a “Proposed Registration”) and (ii) a registration statement covering the sale of all of the Shares is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have five (5) Business Days from its receipt of such notice to deliver to the Company a written request specifying the number of Shares that such Holder intends to sell and such Holder’s intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Shares which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter or underwriters thereof shall impose a limitation on the number of shares of Common Stock which may be included in a registration statement because, in the judgment of such underwriter or underwriters, marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in such registration statement only such limited portion of the Shares with respect to which each Holder has requested inclusion thereunder as such underwriter or underwriters shall permit. Any exclusion of Shares shall be made pro rata among the Holders seeking to include Shares in a registration statement, in proportion to the number of Shares sought to be included by such Holders; provided, however, that the Company shall not exclude any Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Shares; and provided further, that after giving effect to the immediately preceding proviso, any exclusion of Shares shall be made pro rata with holders of other securities having the right to include such securities in the registration statement.

4.	OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2, the Company shall, with respect to the Registration Statement:

(a)  prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b)  furnish to each Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Shares;

(c)  use all commercially reasonable efforts to register or qualify the Shares under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Shares in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(d)  notify each Holder immediately after becoming aware of the occurrence of any event or condition as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, provided that, for not more than thirty (30) consecutive Business Days (or a total of not more than sixty (60) calendar days in any twelve (12) month period), in the event of a proposed merger or similar transaction, the Company may delay the disclosure of material non-public information concerning such transaction the public disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interests of the Company and which may, based on the written advice of outside counsel, be delayed under applicable law or regulation (an “Allowed Delay”); provided, further, that the Company shall promptly (i) notify each Holder in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information) and (ii) advise each Holder in writing to cease all sales under such Registration Statement until the termination of the Allowed Delay;

(e)  use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

(f)  furnish to each Holder, on the date that such Registration Statement becomes effective, a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order, (A) a copy of an opinion, dated such date, of such outside counsel, in such form and substance as is required to be given to the underwriters, and (B) a letter addressed to such Holder, dated such date, from the Company’s independent certified public accountants, in such form and substance as is required to be given by the Company’s independent certified public accountants to such underwriters;

(g)  provide to each Holder and its representatives the reasonable opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

(h)  permit counsel for each Holder to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company).

5.	OBLIGATIONS OF EACH HOLDER.

In connection with the registration of the Shares pursuant to the Registration Statement, each Holder shall:

(a)  timely furnish to the Company in writing such information regarding itself and the intended method of disposition of the Shares (which shall not include an underwritten of the offering) as the Company shall reasonably request in order to effect the registration thereof;

(b)  upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(e) or 4(f), immediately discontinue any sale or other disposition of such Shares pursuant to such Registration Statement until the filing of an amendment or supplement as described in paragraph 4(e) or withdrawal of the stop order referred to in paragraph 4(f), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c)  to the extent required by applicable law, deliver a prospectus to the purchaser of the Shares;

(d)  notify the Company when it has sold all of the Shares held by it;

(e)  notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of the Shares pursuant to the Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose; and

(f)  not take, and cause the persons under its direction or control not to take, any action during the term of this Agreement designed to stabilize or manipulate the price of any security of the Company.

6.	INDEMNIFICATION.

In the event that any Shares are included in the Registration Statement under this Agreement:

(a)  To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any such Losses; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement.

(b)  To the extent permitted by law, each Holder who is named in such Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement. Subject to the provisions of paragraph 6(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this subsection 6(b) exceed the net proceeds resulting from the sale of the Shares sold by such Holder under such Registration Statement.

(c)  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the proceeds resulting from the sale of the Shares sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)  The obligations of the Company and each Holder under this Section 6 shall survive the completion of any offering or sale of Shares pursuant to a Registration Statement under this Agreement, or otherwise.

7.	MISCELLANEOUS.

(a)  Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

(b)  Amendment; Waiver. Any provision of this Agreement may be amended or waived only pursuant to a written instrument executed by the Company and each Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)  Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile or electronic transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the second Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu
Harbin, China 150060
Attn: Chungang Xia
Tel: +86-451-86116757
Fax: +86-451-86116769

with a copy to:

Reed Smith LLP
435 Sixth Avenue
Pittsburgh, PA 15219
Attn: Stephen W. Johnson
Tel: 412-288-7166
Fax: 412-288-3063

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

(d)  Assignment. Upon the transfer of any Shares by a Holder, the rights of such Holder hereunder with respect to such Shares shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Common Stock Purchase Agreement; provided, however, that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives any Shares pursuant to an effective registration statement under the Securities Act or pursuant to a public transaction under Rule 144 or any successor provision thereto.

(e)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

(f)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within the State of Nevada.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

The Company:
HARBIN ELECTRIC, INC., a Nevada corporation By: /s/ Tianfu Yang Name: Tianfu Yang Title: CEO and Chairman
The Purchasers:
Lake Street Fund, L.P. By:/s/ Scott W. Hood Name: Scott W. Hood Title: Investment Manager President FWSM	Fred L. Astman & Jean L. Astman JT-WROS By:/s/ Fred L. Astman Name: Fred L. Astman By: /s/ Jean L. Astman Name: Jean L. Astman
Fred L. Astman & Jean By: /s/ Fred L. Astman Name: Fred L. Astman	Scott Hood By: /s/ Scott W. Hood Name: Scott W. Hood
Howard Lu By: /s/ Howard Lu Name: Howard Lu	Shu Hua Lu By:/s/ Shu Hua Lu Name: Shu Hua Lu

J. Peter Selda By: /s/ J. Peter Selda Name: J. Peter Selda IRS Rollover	R. Gregg Hillman By: /s/ R. Gregg Hillman Name: R. Gregg Hillman
Midsouth Investor Fund LP By:/s/ Lyman O. Heidtke Name: Lyman O. Heidtke Title: General Partner	Lyman O. Heidtke By: /s/ Lyman O. Heidtke Name: Lyman O. Heidtke
David Moy By:/s/ David Moy Name: David Moy	Lighthouse Consulting Limited By: /s/ Bai Ye Feng Name: Bai Ye Feng Title: Director
Anthony G. Polak By:/s/ Anthony G. Polak Name: Anthony G. Polak	Anthony G. Polak “S” By:/s/ Anthony G. Polak “S” Name: Anthony G. Polak “S”
Frederick B. Polak “S” By:/s/ Frederick B. Polak “S” Name: Frederick B. Polak “S”	Margrit B. Polak “S” By:/s/ Margrit B Polak “S” Name: Margrit B. Polak “S”

Domaco Venture Capital Fund By:/s/ Jack Polak Name: Jack Polak Title: General Partner	Catharina Polak #2 Trust By: /s/ Jack Polak Name: Jack Polak Title: Trustee By: /s/ Catharina Polak Name: Catharina Polak Title: Trustee
Ronald M. Lazar By:/s/ Ronald M. Lazar Name: Ronald M. Lazar	Dennis C. Loeser By: /s/ Dennis C. Loeser Name: Dennis C. Loeser
Geri Investments N.V. By:/s/ Marinus J. Dekker Name: Marinus J. Dekker Title: Managing Partner	RL Capital Partners, L.P. By: /s/ Ronald M. Lazar Name: Ronald M. Lazar Title: Managing Member